Exhibit 99.1

AAON REPORTS RECORD SALES & EARNINGS
FOR THE THIRD QUARTER OF 2024

TULSA, OK, November 7, 2024 - AAON, INC. (NASDAQ-AAON), a leader in high-performing, energy-efficient HVAC solutions that bring long-term value to customers and owners, today announced its results for the third quarter of 2024.

Net sales for the third quarter of 2024 increased 4.9% to a record $327.3 million from $312.0 million in the third quarter of 2023. The year-over-year increase was largely driven by the BASX and AAON Coil Products segments, which realized growth of 58.8% and 36.7%, respectively. Sales at the AAON Oklahoma segment declined year-over-year 7.1%.

Gross profit margin in the quarter was 34.9%, down from 37.2% in the comparable quarter in 2023. The contraction in gross margin was a result of lower volumes at the AAON Oklahoma segment and temporary inefficiencies at BASX, partially offset by strong results at the AAON Coil Products segment which benefited from a favorable product mix and an increase in volumes.

SG&A expenses for the quarter ended September 30, 2024, continue to have elevated depreciation costs from the additional investments in technology we've made, offset by a decrease in professional fees due to the absence of the one-time $7.5 million settlement that occurred in the same period of 2023. Earnings per diluted share for the three months ended September 30, 2024, were $0.63, approximately flat from the adjusted earnings per diluted share in the third quarter of 2023.

Financial Highlights:	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
GAAP Measures
Net sales	$327,252	$311,970	4.9%	$902,917	$861,880	4.8%
Gross profit	$114,158	$116,109	(1.7)%	$319,494	$287,281	11.2%
Gross profit margin	34.9%	37.2%		35.4%	33.3%
Operating income	$65,520	$64,664	1.3%	$179,689	$163,610	9.8%
Operating margin	20.0%	20.7%		19.9%	19.0%
Net income	$52,625	$48,078	9.5%	$143,869	$130,574	10.2%
Earnings per diluted share	$0.63	$0.58	8.6%	$1.72	$1.57	9.6%
Diluted average shares	83,107,077	83,393,054	(0.3)%	83,579,989	83,275,208	0.4%

Non-GAAP Measures
Non-GAAP adjusted net income[1]	$52,625	$53,188	(1.1)%	$143,869	$136,082	5.7%
Non-GAAP adjusted earnings per diluted share[1]	$0.63	$0.64	(1.6)%	$1.72	$1.63	5.5%
Adjusted EBITDA[1]	$82,863	$83,710	(1.0)%	$225,207	$204,169	10.3%
Adjusted EBITDA margin[1]	25.3%	26.8%		24.9%	23.7%
[1] This is a non-GAAP measure. See "Use of Non-GAAP Financial Measures" below for reconciliation to GAAP measure.

Backlog

September 30, 2024	June 30, 2024	September 30, 2023
(in thousands)
$647,694	$650,005	$490,591

At September 30, 2024, we had a backlog of $647.7 million, approximately flat with the backlog at the end of the second quarter. Compared to a year ago, backlog was up 32.0% from $490.6 million, driven by the BASX and AAON Coil Products segments. At the end of the quarter, a majority of total backlog consisted of orders of data center equipment that will be produced and delivered in 2025.

Gary Fields, CEO, stated, “The third quarter marked another quarter of strong results. Net sales for the quarter were a Company record, driven by robust growth at the BASX and AAON Coil Products segments. Demand at these two segments was largely spurred by the data center market as we continue to opportunistically leverage this high-growth market with our highly-engineered solutions-based product offerings. At the AAON Oklahoma segment, sales and profitability were in line with our expectations. Operationally, this segment continued to perform at a high level. The BASX segment still has some room for margin improvement, which we expect will occur over the next six months as disruptions related to the capacity expansion project, including outsourcing of parts manufacturing, dissipates and its shop reaches optimal efficiency. Overall, we were pleased with the third quarter results.”

Mr. Fields continued, “Bookings in the third quarter performed well, partially fueled by an increase in demand of traditional packaged rooftop units configured with the soon-to-be outdated R-410A refrigerant. While we also began realizing a pick-up in rooftop units configured with the new R-454B refrigerant, we anticipate a softening in overall rooftop demand in the near-term mainly due to the slower economic backdrop. At the same time, demand for data center equipment remained strong, a trend we expect will continue.”

Mr. Fields proceeded, “Subsequent to the end of the quarter, in October, we received approximately $174.5 million of orders that we expect will mostly be produced and shipped in the first half of 2025. These orders are associated with a liquid cooling solution for one data center customer and will be produced at our Longview, Texas location. This year, we have spoken at length about a large pipeline of opportunity in the data center space. These orders represent a fraction of that pipeline. The expansion project at the Texas location is on schedule to be complete by the end of this year with production to commence in early 2025. In addition, we recently entered into a definitive agreement to purchase a new 787,000 square foot facility in Memphis, Tennessee, which will accommodate incremental demand from the data center market over the next several years, at the same time providing more geographic diversification across our manufacturing footprint.”

Mr. Fields concluded, “At this point in time, AAON is positioned for growth to accelerate in a transformative way over the next 12 months. As such, it is a very exciting time at the Company. However, we are managing the Company in a way to achieve sustainable growth over a much longer period. As demand for higher quality HVAC equipment and solutions increases, AAON is becoming increasingly more competitive. Furthermore, the vast build-out of data center capacity in North America is a massive opportunity for the Company. With our superior innovation and engineering, highly productive operations and world class sales channel, along with an enhanced group of leadership and enterprise resources, AAON is well positioned to take advantage of these opportunities and achieve our long-term growth and sustainability goals.”

As of September 30, 2024, the Company had cash, cash equivalents and restricted cash of $6.7 million and a balance on its revolving credit facility of $55.7 million. Rebecca Thompson, CFO and Treasurer, commented, “During the quarter, we paid down $30.2 million on the revolving credit facility, reducing our leverage ratio to 0.19x. Capital expenditures in the quarter totaled $38.4 million, bringing our year-to-date investments to $113.7 million. Within the quarter we completed the expansion project at BASX, and we are on schedule to complete the expansion project at ACP by year-end. Looking ahead, with a strong balance sheet and many compelling growth opportunities, we will continue to reinvest our operating cash flows into additional production capacity, product innovation and infrastructure to help sustain long-term growth.”

Conference Call
The Company will host a conference call and webcast today at 5:15 P.M. EDT to discuss the third quarter 2024 results and outlook. The conference call will be accessible via dial-in for those who wish to participate in Q&A as well as a listen-only webcast. The dial-in is accessible at 1-800-836-8184. To access the listen-only webcast, please register at https://app.webinar.net/3dOzZ17jPB6. On the next business day following the call, a replay of the call will be available on the Company’s website at https://investors.aaon.com.

About AAON
Founded in 1988, AAON is a global leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net sales	$327,252	$311,970	$902,917	$861,880
Cost of sales	213,094	195,861	583,423	574,599
Gross profit	114,158	116,109	319,494	287,281
Selling, general and administrative expenses	48,637	51,470	139,820	123,684
Loss (gain) on disposal of assets	1	(25)	(15)	(13)
Income from operations	65,520	64,664	179,689	163,610
Interest expense, net	(1,091)	(1,266)	(1,697)	(3,959)
Other income, net	81	93	333	370
Income before taxes	64,510	63,491	178,325	160,021
Income tax provision	11,885	15,413	34,456	29,447
Net income	$52,625	$48,078	$143,869	$130,574
Earnings per share:
Basic	$0.65	$0.59	$1.77	$1.61
Diluted	$0.63	$0.58	$1.72	$1.57
Cash dividends declared per common share:	$0.08	$0.08	$0.24	$0.24
Weighted average shares outstanding:
Basic	81,089,476	81,418,800	81,448,413	81,140,473
Diluted	83,107,077	83,393,054	83,579,989	83,275,208

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	September 30, 2024	December 31, 2023
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$15	$287
Restricted cash	6,650	8,736
Accounts receivable, net	143,806	138,108
Income tax receivable	1,125	—
Inventories, net	177,731	213,532
Contract assets	95,120	45,194
Prepaid expenses and other	3,389	3,097
Total current assets	427,836	408,954

Property, plant and equipment, net	427,652	369,947
Intangible assets, net and goodwill	158,838	149,945
Right of use assets	15,505	11,774
Other long-term assets	794	816
Total assets	$1,030,625	$941,436

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,199	$27,484
Accrued liabilities	96,243	85,508
Contract liabilities	16,391	13,757
Total current liabilities	139,833	126,749

Revolving credit facility, long-term	55,677	38,328
Deferred tax liabilities	1,658	12,134
Other long-term liabilities	20,527	16,807
New market tax credit obligation	16,074	12,194
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 200,000,000 shares authorized, 81,246,902 and 81,508,381 issued and outstanding at September 30, 2024 and December 31, 2023, respectively	325	326
Additional paid-in capital	59,398	122,063
Retained earnings	737,133	612,835
Total stockholders' equity	796,856	735,224
Total liabilities and stockholders' equity	$1,030,625	$941,436

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2024	2023
Operating Activities	(in thousands)
Net income	$143,869	$130,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,185	33,439
Amortization of debt issuance costs	111	57
Amortization of right of use assets	133	166
Provision for (recoveries of) credit losses on accounts receivable, net of adjustments	815	(92)
Provision for excess and obsolete inventories, net of write-offs	1,848	2,979
Share-based compensation	12,814	12,102
Gain on disposition of assets	(15)	(13)
Foreign currency transaction loss	10	—
Interest income on note receivable	(14)	(15)
Deferred income taxes	(4,112)	(3,917)
Changes in assets and liabilities:
Accounts receivable	(6,513)	(32,040)
Income taxes	(2,295)	(12,472)
Inventories	33,953	(18,547)
Contract assets	(49,926)	(10,155)
Prepaid expenses and other long-term assets	(304)	(896)
Accounts payable	1,733	(15,631)
Contract liabilities	2,634	(1,848)
Extended warranties	1,249	2,049
Accrued liabilities and other long-term liabilities	10,512	21,405
Net cash provided by operating activities	191,687	107,145
Investing Activities
Capital expenditures	(99,371)	(82,900)
Proceeds from sale of property, plant and equipment	21	129
Software development expenditures	(14,436)	—
Principal payments from note receivable	38	39
Net cash used in investing activities	(113,748)	(82,732)
Financing Activities
Proceeds from financing obligation, net of issuance costs	4,186	6,061
Payment related to financing costs	(417)	(398)
Borrowings under revolving credit facility	410,503	444,072
Payments under revolving credit facility	(393,154)	(436,656)
Stock options exercised	25,645	25,251
Repurchase of stock	(100,034)	(25,009)
Employee taxes paid by withholding shares	(7,455)	(1,202)
Cash dividends paid to stockholders	(19,571)	(19,946)
Net cash used in financing activities	(80,297)	(7,827)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,358)	16,586
Cash, cash equivalents and restricted cash, beginning of period	9,023	5,949
Cash, cash equivalents and restricted cash, end of period	$6,665	$22,535

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance as they are used by management to better understand operating performance. Since EBITDA and EBITDA margin are non-GAAP measures and are susceptible to varying calculations, EBITDA and EBITDA margin, as presented, may not be directly comparable with other similarly titled measures used by other companies.

Non-GAAP Adjusted Net Income

The Company defines non-GAAP adjusted net income as net income adjusted for any one-time events, such as litigation settlements, net of profit sharing and tax effect, in the periods presented.

The following table provides a reconciliation of net income (GAAP) to non-GAAP adjusted net income for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income, a GAAP measure	$52,625	$48,078	$143,869	$130,574
Litigation settlement	—	7,500	—	7,500
Profit sharing effect	—	(750)	—	(750)
Tax effect	—	(1,640)	—	(1,242)
Non-GAAP adjusted net income	$52,625	$53,188	$143,869	$136,082
Non-GAAP adjusted earnings per diluted share	$0.63	$0.64	$1.72	$1.63

EBITDA

EBITDA (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations. The Company defines EBITDA as net income, plus (1) depreciation and amortization, (2) interest expense (income), net and (3) income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP. EBITDA margin is defined as EBITDA as a percentage of net sales.

The Company’s EBITDA measure provides additional information which may be used to better understand the Company’s operations. EBITDA is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. EBITDA, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.

Adjusted EBITDA is calculated as EBITDA adjusted by items in non-GAAP adjusted net income, above, except for taxes, as taxes are already excluded from EBITDA.

The following table provides a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income, a GAAP measure	$52,625	$48,078	$143,869	$130,574
Depreciation and amortization	17,262	12,203	45,185	33,439
Interest expense, net	1,091	1,266	1,697	3,959
Income tax expense	11,885	15,413	34,456	29,447
EBITDA, a non-GAAP measure	$82,863	$76,960	$225,207	$197,419
Litigation settlement	—	7,500	—	7,500
Profit sharing effect[1]	—	(750)	—	(750)
Adjusted EBITDA, a non-GAAP measure	$82,863	$83,710	$225,207	$204,169
Adjusted EBITDA margin	25.3%	26.8%	24.9%	23.7%
[1]Profit sharing effect of litigation settlement in the respective period.